Exhibit 99.1

AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT AND
GUARANTEE AGREEMENT

AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT AND GUARANTEE AGREEMENT, dated as of October 26, 2021 (this “Amendment”), between RCC REAL ESTATE SPE 8, LLC (“Seller”), a Delaware limited liability company, ACRES COMMERCIAL REALTY CORP, f/k/a Exantas Capital Corp., a Maryland corporation (“Guarantor”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (the “Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS Seller and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of October 26, 2018 (as amended by that certain First Amendment to Uncommitted Master Repurchase Agreement, dated as of August 14, 2020, as further amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of September 1, 2021 and as further amended hereby, and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS Guarantor and Buyer are parties to that certain Guarantee Agreement, dated as of October 26, 2018 (as amended by that certain Amendment No. 1 to Guarantee Agreement, dated as of May 6, 2020, as further amended by that certain Amendment No. 2 to Guarantee Agreement, dated as October 2, 2020, as amended hereby, and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”);

WHEREAS, Seller, Guarantor and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement and Guarantee Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Guarantor and Buyer each agree as follows:

Section 1.Amendments to Repurchase Agreement.

(a)The first line of the defined term “Maturity Date”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended to change the date “October 26, 2021” to “October 26, 2024”.

(b)The last line of Article 3(n)(i) of the Repurchase Agreement, is hereby amended to change the date “October 26, 2023” to “October 26, 2026.

Section 2.Amendments to Guarantee.  (a)  Section 1 of the Guarantee is hereby amended to add the following new defined terms in correct alphabetical order:

“CRE Securitizations” shall mean an investment-grade security backed by a pool of bonds, loans or other assets that have been issued by Guarantor or an Affiliate of Guarantor.

“Senior Unsecured Notes” shall mean debt in the form of unsecured senior or senior subordinated notes issued by the Guarantor or an Affiliate of Guarantor.

(a)Section 1 of the Guarantee is hereby amended to amend and restate in their entirety each of the following existing defined terms:

“Adjusted Total Indebtedness” shall mean, with respect to Guarantor and its Consolidated Subsidiaries and any date, the Total Indebtedness of Guarantor minus the sum of Convertible Debt, Trust Preferred Securities, CRE Securitizations and Senior Unsecured Notes.

“EBITDA” shall mean, with respect to Guarantor and its Consolidated Subsidiaries and any period, determined without duplication on a consolidated basis in accordance with GAAP, an amount equal to the sum of (a) net income (or loss) of such Person (prior to any impact from minority interests and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such net income (or loss)):  (i) depreciation and amortization expense, (ii) interest expense, (iii) income tax expense, (iv)  extraordinary or non-recurring gains and losses and (v) the CECL reserve, plus (b) Guarantor and its Consolidated Subsidiaries’ proportionate share of EBITDA of its unconsolidated Affiliates, all with respect to such period.

“Interest Expense” shall mean, with respect to Guarantor and its Consolidated Subsidiaries and any period, determined without duplication on a consolidated basis, the amount of total interest expense incurred by Guarantor and its Consolidated Subsidiaries, including capitalized or accruing interest (but excluding (i) the excess amortization of issuance costs of securitization of assets, to the extent such amortization is accelerated due to (a) early payoffs of any underlying assets in the CRE Securitizations or (b) issuer electing to early terminate the securities, and the non‑cash interest expense associated with convertible notes; (ii) the non‑cash interest expense associated with Senior Unsecured Notes non‑market discount, Convertible Debt and similar debt obligations with equity conversion or option features; (iii) non‑cash amortization from terminated interest rate swaps or (iv) termination costs from the early retirement of indebtedness), plus Guarantor and its Consolidated Subsidiaries’ proportionate share of interest expense from the joint venture investments in unconsolidated Affiliates of Guarantor and its Consolidated Subsidiaries, all with respect to such period.

(b)Section 1 of the Guarantee is hereby amended to delete the defined term “Collateral Debt Obligation”.

(c)The third line of Section 9(a)(ii) of the Guarantee is hereby amended to change the dollar figure “$275,000,000” to “$350,000,000”.

Section 3.Conditions Precedent; Effective Date.  This Amendment shall become effective upon (a) a counterpart of this Amendment being duly executed and delivered by a duly authorized officer of each of the Seller, Guarantor and Buyer, along with the delivery to Buyer of a legal opinion or bring-down letter affirming each of the opinions delivered by outside counsel to Seller on the Closing Date, and (b) payment to Buyer of the initial installment of the Structuring Fee.

Section 4.Seller’s Representations and Warranties.  On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (b) this Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to applicable bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

Section 5.Acknowledgments of Guarantor.  Guarantor hereby acknowledges the execution and delivery of this Amendment by Seller and agrees that Guarantor continues to be bound by the Guarantee Agreement to the extent of the Obligations (as defined therein), notwithstanding the impact of the changes set forth herein.

Section 6.Limited Effect.  Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the effective date hereof, all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment.  Each reference to Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby.

Section 7.Counterparts.  This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 8.No Novation, Effect of Agreement.  Guarantor, Seller and Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or Guarantor (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other document executed in connection therewith to which any Repurchase Party is a party (the “Repurchase Documents”).   It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement and the other Transaction Documents are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

Section 9.Costs and Expenses. Seller shall pay Buyer’s reasonable actual out of pocket costs and expenses, including reasonable fees and expenses of attorneys, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

Section 10.Consent to Jurisdiction; Waiver of Jury Trial.

(a)Each party irrevocably and unconditionally (i) submits to the non‑exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any Transaction under the Repurchase Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement.  The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section 8 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against the Seller or its property in the courts of other jurisdictions.

(b)EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

Section 11.GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR

THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION,
a national banking association

By:	/s/ Thomas N. Cassino
	Name:	Thomas N. Cassino
	Title:	Managing Director

JPM-Exantas-Signature Page to Amendment No. 3 to Master Repurchase Agreement and Guarantee

SELLER:

RCC REAL ESTATE SPE 8, LLC, a Delaware
limited liability company

By:	/s/ Michael A. Pierro
	Name:	Michael A. Pierro
	Title:	Senior Vice President

GUARANTOR:

ACRES COMMERCIAL REALTY CORP,
f/k/a Exantas Capital Corp., a Maryland
corporation

By:	/s/ Michael A. Pierro
	Name:	Michael A. Pierro
	Title:	Senior Vice President

JPM-Exantas-Signature Page to Amendment No. 3 to Master Repurchase Agreement and Guarantee